                                                                   EXHIBIT 99.2


                                                                     EXHIBIT A
                                                                            TO
                                                                    SECURITIES
                                                                      PURCHASE
                                                                     AGREEMENT


THIS CONVERTIBLE DEBENTURE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT.

                                CONVERTIBLE DEBENTURE

May 6, 1999                                                          $8,500,000

          FOR VALUE RECEIVED, GLOBAL MEDIA CORP., a corporation organized under the laws of the State of Nevada (hereinafter called the "BORROWER" or the "CORPORATION") hereby promises to pay to the order of RGC INTERNATIONAL INVESTORS, LDC or registered assigns (the "HOLDER") the sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) on May 6, 2002 (the "AUTOMATIC CONVERSION DATE") and to pay interest on the unpaid principal balance hereof at the rate of five percent (5%) per annum from the date hereof (the "ISSUE DATE") until the same becomes due and payable (which interest shall accrue on a daily basis),whether at maturity or upon conversion, redemption, acceleration or otherwise. Any amount of principal of or interest on this Debenture which, to the extent not converted in accordance with the provisions hereof, is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum ("DEFAULT INTEREST") from the due date thereof until the same is paid. Interest shall be calculated based on a 360-day year and shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. All payments of principal and interest (to the extent not converted into shares of the Corporation's common stock, par value $0.001 per share ("COMMON STOCK"), in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. The Automatic Conversion Date is subject to extension as provided in Article IV hereof. This Debenture is being issued by the Borrower pursuant to the Securities Purchase Agreement, dated as of May 6, 1999, between the Borrower and Holder (the "PURCHASE AGREEMENT").
Each capitalized term used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Purchase Agreement. For purposes hereof, the term "DEBENTURES" shall be deemed to refer to this Debenture, all other convertible debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

                                I.   REDEMPTION

     A. MANDATORY REDEMPTION. If any of the following events (each, a "MANDATORY REDEMPTION EVENT") shall occur:

         1. The Corporation fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon mandatory prepayment pursuant to Article I.B., upon acceleration or otherwise.

         2. The Corporation (i) fails to issue shares of Common Stock to the holders of the Debentures upon exercise by the holders of their conversion rights in accordance with the terms of the Debentures (including upon exercise of or otherwise pursuant to the Investment Options (as defined in Article II.E below) (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article II.F below and the Corporation is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), (ii) fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of or otherwise pursuant to the Debentures (or upon exercise of or otherwise pursuant to the Investment Options (as defined in Article II.E below)) as and when required by the Debentures or the Registration Rights Agreement, dated as of May 6, 1999, by and among the Corporation and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), (iii) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of the Debentures upon conversion of or otherwise pursuant to the Debentures (or upon exercise of or otherwise pursuant to the Investment Options) as and when required by the Debentures, the Purchase Agreement or the Registration Rights Agreement, or (iv) fails to fulfill its obligations pursuant to Sections 4(c), 4(d), 4(e), 4(i), 4(j), or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Corporation shall have been notified thereof in writing by any holder of the Debentures;

         3. The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") prior to November 6, 1999 of the Registration Statement(s) (as defined in the Registration Rights Agreement, the "REGISTRATION STATEMENT(S)") required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b)of the Registration Rights Agreement) within sixty
(60) days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement, the "REGISTRABLE SECURITIES") otherwise cannot be made thereunder (whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Corporation's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

         4. The Corporation or any Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) (a "SIGNIFICANT
SUBSIDIARY") of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

         5. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any Significant Subsidiary of the Corporation;

         6. The Corporation shall: (i) fail to maintain the listing of the Common Stock on the Over-the-Counter Bulletin Board (the "OTC BB") and such failure shall remain uncured for at least ten (10) days or (ii) following the date on which listing or quotation of the Common Stock on the Nasdaq National Market ("NASDAQ"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange ("AMEX") or, if the Corporation is not eligible for Nasdaq, the NYSE or AMEX, the Nasdaq SmallCap Market (the "NASDAQ SMALLCAP") has been secured by the Corporation, fail to maintain such listing on any of Nasdaq, Nasdaq SmallCap, the NYSE or AMEX;

         7. The sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (each, a "PERSON") or Persons when the Corporation is not the survivor; or

         8. The Corporation breaches any covenant contained in Article III hereof and such breach continues uncured for a period of ten (10) days after written notice thereof to the Corporation from any holder of Debentures, then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs 1, 2, 3, 6, 7 or 8 at the option of the holders of at least 50% of the then outstanding principal amount of the Debentures exercisable by the delivery of written notice (the"MANDATORY REDEMPTION NOTICE") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs 4 or 5, the then outstanding Debentures shall become immediately redeemable and the Corporation shall purchase each holder's outstanding Debentures for an amount equal to the greater of (i) the Redemption Percentage (as defined below) multiplied by the sum of (a) the then outstanding principal amount of the Debentures, plus (b) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "MANDATORY REDEMPTION DATE"), plus (c) Default Interest, if any, on the amounts referred to in clauses (a) and/or (b), plus (d) all Conversion Default Payments (as defined in Article II.F below), Delivery Default Payments (as defined in
Article II.D.3 below) and any other amounts owed to such holder pursuant to
Section 2(c) of the Registration Rights Agreement, and (ii) the "PARITY VALUE" of the Debentures to be redeemed, where parity value means the product of (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Debentures in accordance with the terms hereof (without giving any effect to any limitations on conversions of Debentures contained herein, and treating the Trading Day (as defined in Article II.B.1) immediately preceding the Mandatory Redemption Date as the "CONVERSION DATE" (as defined in Article II.B.1) for purposes of determining the lowest applicable Conversion Price, unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by
(b) the highest Closing Bid Price (as defined in Article II.B.1) for the Common Stock during the period beginning on the date of first occurrence of the Mandatory Redemption Event and ending one day prior to the Mandatory Redemption Date (the greater of such amounts being referred to as the "MANDATORY REDEMPTION AMOUNT"). The Mandatory Redemption Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. The "REDEMPTION PERCENTAGE" shall mean (i) 118% for purposes of a Mandatory Redemption Event specified in subparagraph 7 and (ii) 120% for all other purposes.

     B. TRADING MARKET REDEMPTION. If and to the extent any Debentures cease to be convertible by any holder as a result of the limitations described in Article II.A.2 below (a "TRADING MARKET REDEMPTION EVENT"), and the Corporation has not, prior to the date that such Trading Market Redemption Event arises, either (i) obtained the Stockholder Approval (as defined in Article II.A.2) or (ii) eliminated any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Maximum Share Amount (as defined in Article II.A.2), then the Corporation shall be obligated to redeem immediately all of the then outstanding principal amount of the Debentures which ceases to be convertible as a result of the Maximum Share Amount, in accordance with this Article I.B. An irrevocable redemption notice (the "TRADING MARKET REDEMPTION NOTICE") shall be delivered promptly to the holders of the Debentures in accordance with the terms hereof and shall state
(i) that the Maximum Share Amount (as defined in Article II.A.2) has been issued upon conversion of the Debentures, (ii) that the Corporation is obligated to redeem all of the outstanding Debentures and (iii) the Mandatory Redemption Date, which shall be a date within five (5) business days of the earlier of (a) the date of the Trading Market Redemption Notice or (b) the date on which the holders of the Debentures notify the Corporation of the occurrence of a Trading Market Redemption Event. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article I.A above) in cash.

     C. FAILURE TO PAY REDEMPTION AMOUNTS. In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, Holder shall have the right at anytime, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to issue as soon as practicable thereafter (in accordance with and subject to the terms of Article II below, including paragraph A.2 thereof), in lieu of the Mandatory Redemption Amount, the number of shares of Common Stock of the Corporation equal to such applicable redemption amount divided by any Conversion Price (as defined below), as chosen in the sole discretion of Holder, in effect from the date of the Mandatory Redemption Event until the date Holder elects to exercise its rights pursuant to this Article I.C.

                    II.  CONVERSION AT THE OPTION OF HOLDER

     A.   OPTIONAL CONVERSION

          1. CONVERSION AMOUNT. Subject to Articled II.A.2 below, Holder may, at its option at any time and from time to time, upon surrender of this Debenture, convert all or any portion of this Debenture into Common Stock as set forth below (an "OPTIONAL CONVERSION"). This Debenture shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Corporation into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (a) the Conversion Amount (as defined below) by (b) the Conversion Price (as defined in Article II.B below); PROVIDED, HOWEVER, that in no event (other than pursuant to the Automatic Conversion (as defined in Article IV)) shall Holder be entitled to convert this Debenture (or exercise Investment Options in connection with any such conversion) to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture, the unexercised Investment Options or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the warrants issued by the Corporation pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture (and upon the exercise, if any, of Investment Options in connection therewith) with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and Holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso. "CONVERSION AMOUNT" means (i) the portion of the principal amount of this Debenture being converted, plus (ii) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Article II.B.1), plus
(iii) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (i) and/or (ii), plus (iv) any Conversion Default Payments (as defined in Article II.F) and Delivery Default Payments (as defined in
Article II.D.3) payable with respect thereto, together with any other amounts owed to Holder pursuant to Section 2(c) of the Registration Rights Agreement.

          2. TRADING MARKET LIMITATION. Unless the Corporation either (i) is permitted (or not prohibited) by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded to issue shares of Common Stock upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Investment Options in excess of the Maximum Share Amount (as defined below) or (ii) has obtained stockholder approval of the issuance of shares of Common Stock upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Investment Options in excess of the Maximum Share Amount in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities (the "STOCKHOLDER APPROVAL"), in no event shall the total number of shares of Common Stock issued upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Investment Options (including any shares of Common Stock issued or issuable upon conversion of or otherwise pursuant to the Series A Preferred Stock (as defined in Article V) issued pursuant to Article V and upon exercise of or otherwise pursuant to any Investment Options contained therein and any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Investment Options for purposes of any such rule or regulation) exceed 4,106,831 (19.99% of the total shares of Common Stock outstanding on the

Issue Date) (the "MAXIMUM SHARE AMOUNT"), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Article V.J below. In the event that the sum of (x) the aggregate number of shares of Common Stock actually issued upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Investment Options (including any shares of Common Stock issued upon exercise of or otherwise pursuant to the Warrants and any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Investment Options for purposes of any such rule or regulation) plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of or otherwise pursuant to the then outstanding Debentures at the then effective Conversion Price and upon exercise of or otherwise pursuant to the Investment Options (including any shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants and any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issuable upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Investment Options for purposes of any such rule or regulation), represents at least one hundred percent (100%) of the Maximum Share Amount (the "TRIGGERING EVENT"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event.

     B.   CONVERSION PRICE

          1. CALCULATION OF CONVERSION PRICE. Subject to subparagraph 2 below, the "CONVERSION PRICE " shall be the lesser of the Variable Conversion Price (as defined herein) and the Fixed Conversion Price (as defined herein).
 The Conversion Price shall be subject to adjustments pursuant to the provisions of Article II.C below. "VARIABLE CONVERSION PRICE" shall mean the product of (x) the Applicable Percentage (as defined below) and (y) the Market Price (as defined below). "MARKET PRICE" shall mean the lowest average of the Closing Bid Prices for any seven (7) consecutive Trading Day period (the "MARKET PRICE DAYS") during the thirty-five (35) consecutive Trading Day period ending one (1) Trading Day prior to the date (the "CONVERSION DATE") the Notice of Conversion (as defined in Article II.D) is sent by a holder to the Corporation via facsimile (the "PRICING PERIOD").
The Market Price Days shall be designated by the converting holder (from among the days comprising the Pricing Period) in the Notice of Conversion. "FIXED CONVERSION PRICE" shall mean $8.125; PROVIDED, HOWEVER, that if the Common Stock is not listed on Nasdaq or, if the Corporation is not eligible for Nasdaq, the Nasdaq SmallCap on November 6, 1999, the Fixed Conversion Price shall mean the lesser of $8.125 and 110% of the average of the Closing Bid Prices for the ten (10) consecutive Trading Days ending November 6, 1999. "APPLICABLE PERCENTAGE" shall mean 100%; PROVIDED,

HOWEVER, that if the Common Stock is not listed on Nasdaq or, if the Corporation is not eligible for Nasdaq, the Nasdaq SmallCap prior to November 6, 1999, or, if so listed on or prior to that date, the Common Stock is at any time thereafter delisted from Nasdaq or the Nasdaq SmallCap (other than delisting, for no more than two (2) Trading Days, solely in connection with the simultaneous listing of the Common Stock on the NYSE or AMEX), the Applicable Percentage shall mean 80%. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price on the OTC BB as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the Debentures and the Corporation ("BLOOMBERG") or, if the OTC BB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no closing bid price of such security is available in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of the Debentures being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such Debentures. "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on OTC BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

         2. CONVERSION PRICE DURING MAJOR ANNOUNCEMENTS. Notwithstanding anything contained in subparagraph 1 of this Paragraph B to the contrary, in the event the Corporation (a) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (b) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock then outstanding (or any other takeover scheme) (the date of the announcement referred to in clause (a) or (b) is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective on the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal, for each such date, to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and
(y) the Conversion Price that would otherwise be in effect on such date.
From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph 1 of this Article II.B. For purposes hereof, "ADJUSTED CONVERSION PRICE TERMINATION DATE" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this subparagraph 2 has been made, the date upon which the Corporation (in the case of clause (a) above) or the person, group or entity (in the case of clause (b) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this subparagraph 2 to become operative.

     C. ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

          1. ADJUSTMENT TO CONVERSION PRICE DUE TO STOCK SPLIT, STOCK DIVIDEND, ETC. If at any time when this Debenture is outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. "TRADING PRICE," which shall be measured as of the record date in respect of the rights offering, means (i) the average of the last reported sale prices for the shares of Common Stock on the OTC BB as reported by Bloomberg, as applicable, for the five Trading Days immediately preceding such date, or (ii) if the OTC BB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (x) the Board of Directors of the Corporation or, (y) at the option of the holders of a majority of the then outstanding principal amount of the Debentures, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

          2. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is outstanding and prior to the conversion of all Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then Holder shall thereafter have the right to receive upon conversion of this Debenture (and upon exercise of the Investment Options), upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion (and upon exercise of the Investment Options), such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Debenture been converted (and had the Investment Options been exercised) in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of this Debenture (and upon exercise of the Investment Options)) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of this Debenture (and upon exercise of the Investment Options). The Corporation shall not effect any transaction described in this subparagraph 2 unless (i) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time Holder shall be entitled to convert this Debenture (and exercise the Investment Options)), which notice shall be given concurrently with the first public announcement of such transaction, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder (including under this subparagraph 2). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

         3. ADJUSTMENT DUE TO DISTRIBUTION. Subject to Article III.A, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then Holder shall be entitled, upon any conversion of this Debenture (and upon any exercise of Investment Options) after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion (or upon such exercise of Investment Options) had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         4. PURCHASE RIGHTS. Subject to Article III.A, if at any time when this Debenture is outstanding the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then Holder will been titled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (including upon exercise of the Investment Options) (without regard to any limitations on conversion contained herein and based upon the Conversion Price as would then be in effect) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         5. ADJUSTMENT FOR RESTRICTED PERIODS. In the event that (a) the Corporation fails to obtain effectiveness with the SEC of any Registration Statement required to be filed pursuant to the Registration Rights
Agreement on or prior to the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights

Agreement, or (b) any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect, or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "PROSPECTUS") included therein in accordance with the Registration Rights Agreement or otherwise (including without, limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement), then, at the election of Holder, the Pricing Period shall be comprised of (x) in the case of an event described in clause (a), the thirty-five (35) Trading Days preceding the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights Agreement, plus all Trading Days through and including the third (3rd) Trading Day following the actual date of effectiveness of the Registration Statement and (y) in the case of an event described in clause (b), the thirty-five (35) Trading Days preceding the date on which Holder is first notified that sales may not be made under the Registration Statement, plus all Trading Days through and including the third (3rd) Trading Day following the date on which Holder is first notified that such sales may again be made under the Registration Statement. If Holder determines that sales may not be made pursuant to the Registration Statement (whether by reason of the Corporation's failure or inability to amend or supplement the Prospectus or otherwise) it shall so notify the Corporation in writing and, unless the Corporation provides such holder with a written opinion of the Corporation's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

     D. MECHANICS OF CONVERSION. In order to convert this Debenture into shares of Common Stock, Holder shall: (1) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") to the Corporation by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE"), on the date specified therein as the Conversion Date (as defined in Article II.D.5) (or by other means resulting in, or reasonably expected to result in, written notice to the Corporation on the date specified therein as the Conversion Date) to the office of the Corporation or its designated Transfer Agent for the Debentures, which notice shall specify the principal amount of this Debenture to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (including the number of shares issuable upon exercise of the Investment Options, if any); and (2) subject to Article II.D.1 below, surrender this Debenture along with a copy of the Notice of Conversion to the office of the Corporation as soon as practicable thereafter. In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue that number of shares of Common Stock as is not disputed in accordance with subparagraph (3) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and Holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

          1. SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, Holder shall not be required to physically surrender this Debenture to the Corporation unless the entire unpaid principal amount of this Debenture is so converted. Holder and the Corporation shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and the Corporation, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, Holder may not transfer this Debenture unless Holder first physically surrenders this Debenture to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of Holder a new Debenture of like tenor, registered as Holder may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

          2. LOST OR STOLEN DEBENTURES. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of this Debenture, if mutilated, the Corporation shall execute and deliver a new Debenture of like tenor and date.

          3. DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the submission of a Notice of Conversion, the Corporation shall, within two (2) business days after the Conversion Date (the "DELIVERY PERIOD"), issue and deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase Agreement) to or upon the order of Holder that number of shares of Common Stock for the portion of this Debenture converted (and, if applicable, the number of shares of Common Stock issuable upon exercise of Investment Options in connection therewith) as shall be determined in accordance herewith. In addition to any other remedies available to Holder, including actual damages and/or equitable relief, the Corporation shall pay to Holder $2,000 per day in cash for each day beyond a two (2) business day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "DELIVERY DEFAULT") issuable upon conversion of this Debenture (or exercise of Investment Options) until such time as the Corporation has delivered all such Common Stock (the "DELIVERY DEFAULT PAYMENTS"). Such Delivery Default Payments shall be paid to Holder by the fifth (5th) day of the month following the month in which they have accrued or, at the option of Holder (by written notice to the Corporation by the first day of the month following the month in which they have accrued), shall be convertible into Common Stock in accordance with the terms of this Article II.

          So long as the Common Stock issuable upon conversion to the holder is either registered under the 1933 Act or such shares may be sold under Rule 144 promulgated under the 1933 Act without restriction as to the number of shares as of a particular date that can then be immediately sold, in lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of Holder and its compliance with the provisions contained in Article II.A and in this Article II.D, the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

          4. NO FRACTIONAL SHARES. If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher number of shares.

          5. CONVERSION DATE. The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Corporation or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion of this Debenture (or exercise of Investment Options) shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to this Debenture (or portion thereof) surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion (or exercise) and except that the holders preferential rights as a Holder of this Debenture shall survive to the extent the Corporation fails to deliver such securities.


     E. INVESTMENT OPTIONS. On any Conversion Date relating to a conversion of this Debenture by Holder, the Holder shall have the option to purchase one additional share of Common Stock for every share of Common Stock issuable as a result of such conversion at an exercise price equal to the applicable Conversion Price (the option to purchase such additional shares shall be referred to herein as the "INVESTMENT OPTIONS"). Holder (i) shall indicate on the Notice of Conversion in respect of such Conversion Date that it is exercising its Investment Option with respect to such conversion and shall specify the number of shares of Common Stock with respect to which the Investment Option is being so exercised, and (ii) shall pay to the Corporation, in immediately available funds, on or within one (1) business day following the Conversion Date, the aggregate purchase price for the shares of Common Stock issuable as a result of the exercise of such Investment Options. The provisions of paragraphs A, D.3 (so long as the holder has delivered to the Corporation the aggregate purchase price due in connection with the exercise of the Investment Options) and F of this
Article II shall apply to any exercise by the Holder of Investment Options.

     F. RESERVATION OF SHARES. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion in full of the Debentures outstanding (based on the lesser of the Variable Conversion Price in effect from time to time and the Fixed Conversion Price in effect from time to time) and the exercise in full of the Investment Options shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the Issue Date, 4,184,615 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Debentures and upon exercise of the Investment Options (the "RESERVED AMOUNT"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible and for which the Investment Options shall be exercisable, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the Debentures and exercise of the Investment Options.

     If at any time Holder submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock duly reserved and available for issuance to effect such conversion in accordance with the provisions of this Article II (including any Investment Options exercised in connection therewith) (a "CONVERSION DEFAULT"), subject to Article V.J, the Corporation shall issue to Holder all of the shares of Common Stock which are available to effect such conversion. The portion of the principal amount of this Debenture (or the number of shares of Common Stock underlying the Investment Options) included in the Notice of Conversion which exceeds the amount which is then convertible (or exercisable) into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible (or exercisable) into Common Stock in accordance with the terms hereof until (and at Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved by the Corporation to permit such conversion (or exercise), at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by Holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (x) such time that Holder notifies the Corporation or that the Corporation otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion hereof and (y) a Conversion Default. In addition, the Corporation shall pay to Holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default in the amount of (a) .24, multiplied by (b) the Conversion Default Amount (as defined below), multiplied by (c)(N/365), where N = the number of days from the day Holder submits a

Notice of Conversion giving rise to a Conversion Default (the "CONVERSION DEFAULT DATE") to the date (the "AUTHORIZATION DATE") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the Debentures. "CONVERSION DEFAULT AMOUNT" means the then outstanding principal amount of all Debentures held by Holder plus the aggregate accrued interest thereon as of the first day of the Conversion Default. The Corporation shall send notice to Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the Corporation's option, as follows:

          1. In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued.

          2. In the event the Holder elects to take such payment in Common Stock, Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article II (so long as there is then a sufficient number of authorized shares of Common Stock).

          Holder's election shall be made in writing to the Corporation at any time prior to 9:00 p.m, New York City time, on the third (3rd) day of the month following the month in which Conversion Default payments have accrued. If no election is made, Holder shall be deemed to have elected to receive cash. Nothing herein shall limit Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

     G. NOTICE OF CONVERSION PRICE ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Article II, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.

                               III.  CERTAIN COVENANTS

     A. DISTRIBUTIONS ON CAPITAL STOCK. So long as the Corporation shall have any obligation under this Debenture, the Corporation shall not, without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (b) directly or indirectly through any subsidiary make any other payment or distribution in respect of its capital stock.

     B. RESTRICTION ON STOCK REPURCHASES. So long as the Corporation shall have any obligation under this Debenture, the Corporation shall not, without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Corporation or any warrants, rights or options to purchase or acquire any such shares.

     C. BORROWINGS. So long as the Corporation shall have any obligation under this Debenture, the Corporation shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Corporation has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Debenture.

     D. SALE OF ASSETS. So long as the Corporation shall have any obligation under this Debenture, the Corporation shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, sell, lease or otherwise dispose of any of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

     E. ADVANCES AND LOANS. So long as the Corporation shall have any obligation under this Debenture, the Corporation shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Corporation, except loans, credits or advances (a) in existence or committed on the date hereof and which the Corporation has informed Holder in writing prior to the date hereof, and (b) made in the ordinary course of business.

     F. CONTINGENT LIABILITIES. So long as the Corporation shall have any obligation under this Debenture, the Corporation shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Corporation has informed Holder in writing prior to the date here of, and (b) similar transactions in the ordinary course of business.

                         IV.  AUTOMATIC CONVERSION

          Subject to the limitations on conversion set forth in Article II.A.2 and so long as (i) all of the shares of Common Stock issuable upon conversion of or otherwise pursuant to all of the then outstanding Debentures are then (x) authorized and reserved for issuance, (y) registered for re-sale under the Securities Act by the holder of the Debentures (or may otherwise be able to be resold publicly without registration or restriction) and (z) eligible to be traded on the OTC BB, the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap and (ii) there is not then a continuing Mandatory Redemption Event or Trading Market Redemption Event, the entire principal amount of the Debentures then outstanding (together with any accrued and unpaid interest thereon, Default Interest, Conversion Default Payments, Delivery Default Payments and all other amounts due and payable by the Corporation pursuant to
Section 2(c) of the Registration Rights Agreement) on the Automatic Conversion Date, automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article II hereof (including the right to exercise the Investment Options in accordance with Article II.E) (the "AUTOMATIC CONVERSION"). The Automatic Conversion Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Debentures that (i) any Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is not effective or sales of all of the Registrable Securities otherwise cannot be made thereunder during the Registration Period (whether by reason of the Corporation's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise), (ii) any Mandatory Redemption Event or Trading Market Redemption Event exists, without regard to whether any cure periods shall have run or (iii) the Corporation is in breach of any of its obligations pursuant to Section 4(h) of the Purchase Agreement. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.

                       V.  CONVERSION BY THE CORPORATION

     So long as (i) (a) all of the shares of Corporation's Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") are authorized and reserved for issuance, (b) all approvals of the Corporation's board of directors and stockholders necessary for the issuance of the Series A Preferred Stock have been obtained, (c) the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Corporation in the form attached as EXHIBIT B to the Purchase Agreement (the "CERTIFICATE OF DESIGNATIONS") has been accepted for filing by the Secretary of State of the State of Nevada and (d) the Holder has received an opinion of counsel to the Corporation, in form, substance and scope satisfactory to the Holder, as to the foregoing and such other matters which the Holder may reasonably request;
(ii) shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock are then (x) authorized and reserved for issuance and (y) eligible to be traded on the OTC BB, Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (iii) there is not then a continuing Mandatory Redemption Event or Trading Market Redemption Event, then, at any time after the Issue Date, so long as the requirements set forth in clauses (i), (ii) and (iii) above have been met, the Corporation shall have the right, exercisable on not less than two (2) Trading Days prior written notice (the "CORPORATION CONVERSION NOTICE") to the Holder (which notice may not be sent to the Holder until the Corporation is permitted to convert this Debenture pursuant to this Article V), to convert the entire outstanding principal amount of this Note into shares of Series A Preferred Stock in accordance with this Article V. The number of shares of Series A Preferred Stock issuable upon conversion pursuant to this Article V shall be determined by dividing the Preferred Stock Conversion Amount (as defined below) by the Stated Value (as defined in the Certificate of Designations) of the Series A Preferred Stock. The "PREFERRED STOCK CONVERSION AMOUNT" means (i) the entire outstanding principal amount of this Debenture, plus (ii) Default Interest, if any, on the amount referred to in the immediately preceding clause, plus
(iii) any Conversion Default Payments and Delivery Default Payments payable with respect thereto, together with any other amounts owed to Holder pursuant to Section 2(c) of the Registration Rights Agreement. Any conversion under this Article V shall be effected as of the date the Holder receives, at its registered addresses appearing on the books and records of the Corporation, the proper number of shares of Series A Preferred Stock as determined in the preceding sentence (the "CORPORATION CONVERSION NOTICE"). As of the Corporation Conversion Date the Holder shall cease to be a Holder of this Debenture and shall become a holder of Series A Preferred Stock. As soon as practicable after receipt by the Holder of such proper number of shares of Series A Preferred Stock, the Holder shall forfeit this Debenture to the office of the Corporation.

                             VI.  MISCELLANEOUS

     A. FAILURE OF INDULGENCE NOT WAIVER. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     B. NOTICES. Any notices required or permitted to be given under the terms of this Debenture shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or by facsimile, in each case addressed to a party. The addresses for such communications shall be:


               If to the Corporation:

               Global Media Corp.
               83 Victoria Crescent
               Unit 29
               Nanaimo, British Columbia V9R 5B9
               Canada
               Attention:  Chief Executive Officer
               Facsimile: (250) 716-0502

               With copy to:

               Davis Wright Tremaine LLP
               2600 Century Square
               1501 Fourth Avenue
               Seattle, Washington 98101
               Attention:  Eric A. DeJong
               Facsimile: (206) 628-7699

     If to Holder, to the address set forth immediately below Holder's name on the signature pages to the Purchase Agreement or such other address as is communicated to the Corporation by notice by Holder in accordance with the terms hereof.

               With copy to:

               Morgan, Lewis & Bockius, LLP
               1701 Market Street
               Philadelphia, Pennsylvania 19103
               Attention: Keith S. Marlowe
               Facsimile: (215) 963-5299

     C. AMENDMENT PROVISION. The Debentures may be amended only by an instrument in writing signed by the Corporation and the holders of a majority of the then outstanding principal amount of the Debentures.

     D. ASSIGNABILITY. This Debenture shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. In the event Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the total principal amount of Debentures then held by such holders.

     E. COST OF COLLECTION. If default is made in the payment of this Debenture, the Corporation shall pay Holder costs of collection, including reasonable attorneys' fees.

     F. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware (without regard to principles of conflict of laws). The Corporation and Holder irrevocably consent to the jurisdiction of the United States federal courts and state courts located in Delaware in any suit or proceeding based on or arising under this Debenture, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation and Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation and Holder further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Corporation and Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     G. DENOMINATIONS. At the request of Holder, upon surrender of this Debenture, the Corporation shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

     H. PAYMENT OF CASH; DEFAULTS. Whenever the Corporation is required to make any cash payment to Holder under this Debenture (as a Conversion Default Payment or otherwise but not including payments of principal and interest hereunder), such cash payment shall be made to Holder within five Trading Days after delivery by Holder of a notice specifying that Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer)in which such payment should be made and appropriate delivery instructions, including any necessary wire transfer instructions. If such payment is not delivered within such five (5)Trading Day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 24% and the highest interest rate permitted by applicable law until such amount is paid in full to Holder.

     I. STATUS AS DEBENTUREHOLDER. Upon submission of a Notice of Conversion by Holder, the principal amount of this Debenture and the interest thereon covered thereby (other than any portion of this Debenture, if any, which cannot be converted because the conversion thereof would exceed such holder's allocated portion of the Maximum Share Amount or Reserved Amount) shall be deemed converted into shares of Common Stock as of the Conversion Date and Holder's rights as a holder of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Debenture. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under this Debenture and the Corporation shall, as soon as practicable, return this Debenture to Holder.

          In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article II.F to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article II.F) for the Corporation's failure to convert this Debenture.

     J. PRO RATA ALLOCATIONS. The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of the Debentures based on the total principal amount of Debentures originally issued to each holder. Each increase to the Maximum Share Amount and the Reserved Amount shall be allocated pro rata among the holders of the Debentures based on the total principal amount of Debentures held by each holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of the Debentures, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any the Debentures shall be allocated to the remaining holders of shares of the Debentures, pro rata based on the total principal amount of Debentures held by such holders.

     K. REMEDIES CUMULATIVE. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Debenture. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer as of the date first above written.

                              GLOBAL MEDIA CORP.



                              By:
                                 ------------------------------------
                                   L. James Porter
                                   Chief Financial Officer

                                                                      EXHIBIT A

                               NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

          The undersigned hereby irrevocably elects to convert $________ principal amount of the Debenture (defined below) plus $________ of accrued interest and other payments thereon into shares of common stock, par value $0.001 per share ("COMMON STOCK"), of Global Media Corp., a Nevada corporation (the "CORPORATION"), according to the conditions of the convertible debentures of the Corporation dated as of May __, 1999 (the "DEBENTURES"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

          The undersigned hereby irrevocably elects to exercise its Investment Option to purchase _______________ shares of Common Stock of the Corporation (up to the number of shares of Common Stock issuable pursuant to the conversion of the Debenture) at the Applicable Conversion Price set forth below and shall make payment of $__________ for such shares by wire transfer of such amount to the Corporation simultaneously upon transfer of the shares of Common Stock by the Corporation.

          So long as the Common Stock issuable pursuant to this Notice of Conversion is either registered under the Act (as defined below) or may be sold under Rule 144 promulgated under the Act without restriction as to the number of shares as of a particular date that can then be immediately sold, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

     Name of DTC Prime Broker:
                              -------------------------------------------
     Account Number:
                    -----------------------------------------------------

          In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

     Name:
          ---------------------------------------------------------------
     Address:
             ------------------------------------------------------------

          The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures and exercise of the Investment Options shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

          Date of Conversion:
                             ----------------------------
          Market Price Days:
                            ----------------------------
          Applicable Conversion Price:
                                      ---------------------
          Number of Shares of Common Stock to be Issued
          Pursuant to (i) Conversion of the Debentures:
                                                       -----------------
          (ii) exercise of Investment Options:
                                               ------------

          Signature:
                    ----------------------------------------
               Name:
                    ----------------------------------------
               Address:
                       -------------------------------------


AGREED and ACKNOWLEDGED:

GLOBAL MEDIA CORP.

By:
   -----------------------------------
Name and Title:
               -----------------------

*Subject to Article II.D of the Debenture(s), the Corporation is not required to issue shares of Common Stock until the original Debenture(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent and, in the case of shares issuable upon exercise of Investment Options, it has received payment for such shares. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late (subject to the applicable grace period set forth in the Debenture(s)).